                                                                   EXHIBIT 10.73

                                LEASE AGREEMENT
                                ---------------



THIS LEASE, made this 11th day of February, 1997, by and between Stone Mountain Industrial Park, Inc., a Georgia Corporation, hereinafter referred to as "Lessor"; and Custom Chrome, Inc., a Delaware Corporation, hereinafter referred to as "Lessee";


                              W I T N E S S E T H

1.   Premises.  The Lessor, for and in consideration of the rents, covenants,
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     agreements, and stipulations hereinafter mentioned, reserved, and contained, to be paid, kept and performed by the Lessee, has leased and rented, hereby does lease and rent, to the Lessee, and said Lessee hereby agrees to lease and take upon the terms and conditions which hereinafter appear, the following described property (hereinafter called "Premises"):

     A 60,600 square foot portion of Building No. 5 (a 150,233 square foot building) known as 7780 Unit 2 Westside Industrial Drive, Westside Industrial Park, Jacksonville, Florida, said building being a part of
     Section 35, Township 1 South, Range 25 East, Duval County, Florida, being a portion of Unit 1, Westside Industrial Park Subdivision as recorded in Plat Book 46, page 84A-E of the Public Records of Duval County, Florida, and being more particularly described on Exhibit "A" Legal Description attached hereto by this reference and incorporated herein.

     This Lease is subject to all encumbrances, easements, covenants and restrictions of record and to the Declaration of Covenants, Restrictions, and Easements for Westside Industrial Park. See Addendum Paragraph 46.

2.   Term.  To have and to hold for a term of five (5) years, said term to begin
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     on the 1st day of May, 1997, and to end at midnight on the 30th day of
     April, 2002.

3.   Rental.  Lessee shall pay to Lessor monthly "Base Rent" of $____________
     ------
     (See Addendum Paragraph 34 "Schedule of Rents") due on the first day of each month, in advance, without offset or demand, commencing on May 1, 1997, subject to the terms of Paragraph 34 hereof. Upon execution of this Lease, Lessee has paid to Lessor $19,695.00, representing the first month's rent due hereunder. In the event Lessee fails to pay the rent or any other payment called for under this Lease within ten (10) days of the time period specified, Lessee shall pay a late charge equal to five percent (5%) of the unpaid amount, which late charge shall be paid with the required payment.

          Upon execution of this Lease, Lessee has deposited $19,695.00 ("Security Deposit") with Lessor to secure Lessee's performance of its obligations hereunder. If Lessee defaults hereunder, then Lessor may, after the appropriate notices have been given as provided herein, without prejudice to Lessor's other remedies, apply part or all of the Security Deposit to cure Lessee's default. If Lessor so uses part or all of the Security Deposit, Lessee shall, within ten (10) days after written demand, pay Lessor the amount necessary to restore the Security Deposit to its original amount. Lessor shall not be required to pay any interest on said Security Deposit. If Lessor sells the Premises, the Security Deposit shall be transferred to the purchaser and Lessor shall be relieved of any further liability in relation to the Security Deposit. At the termination of this Lease and after Lessee has vacated the Premises, Lessor may use said Security Deposit to cure any defaults of Lessee or to apply to expenses of repairing or cleaning the Premises, if necessary. In the event all or any portion of the Security Deposit remains after paying for such items, said amount shall be paid to Lessee within ten (10) days of said termination and vacating of the Premises.

4.   Utility Bills.  See Also Paragraph 33
     -------------

5.   Mortgagee's Rights.  Lessee's rights shall be subject to any bona fide
     ------------------
     mortgage or deed to secure debt which is now, or may hereafter be, placed upon the Premises by Lessor, and Lessee agrees to execute and deliver such documentation as may be required by any such mortgagee to effect any subordination within ten (10) days of receipt of a request for such execution. See Addendum Paragraph 38.

6.   Maintenance and Repairs by Lessee.  Lessee shall not allow the Premises to
     ---------------------------------
     fall out of repair or deteriorate, and, at Lessee's own expense, Lessee shall keep and maintain said Premises in good order and repair, except portions of the Premises to be repaired by Lessor under terms of Paragraph 7 below. Lessee also agrees to keep all systems pertaining to water, fire protection, drainage, sewer, electrical, heating, ventilation, air conditioning and lighting in good order and repair, and agrees to return same to Lessor at the expiration of this Lease or renewal hereof in the same condition in which they were received as of the commencement date, reasonable wear and tear and damage due to casualty or acts of Lessor or Lessor's agents, employees or contractors excepted. Lessee shall maintain at all times a maintenance contract for the heating, ventilation and air conditioning ("HVAC") equipment with a licensed HVAC contractor. Said maintenance contract shall provide for regular inspection and filter changes not less than every 60 days. The Lessee covenants and agrees that during the term of this Lease and for such further time as Lessee, or any person claiming under it, shall hold the Premises or any part thereof, it shall not cause the estate of the Lessor in said Premises to become subject to any lien, charge or encumbrance whatsoever, it being agreed that the Lessee shall have no authority, express or implied, to create any lien, charge or encumbrance upon the estate of the Lessor in the Premises.

7.   Repairs by Lessor.  Lessor gives to Lessee exclusive control of Premises
     -----------------
     and shall be under no obligation to inspect said Premises. Lessee shall promptly notify Lessor of any damage covered under this paragraph, and Lessor shall be under no duty to repair unless it receives notice of such damage. See Addendum Paragraph 39.

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8.   Modifications and Alterations to the Premises.  No modification or
     ---------------------------------------------
     alterations to the building on the Premises or openings cut through the roof are allowed without prior written consent of Lessor. In the event any such modifications or alterations are performed, same shall be completed in accordance with all applicable codes and regulations.

9.   Return of Premises.  Lessee agrees to return the Premises to Lessor, at the
     ------------------
     expiration or prior termination of this Lease, broom clean and in as good condition and repair as when first received, natural wear and tear, damage by storm, fire, lightening, earthquake or other casualty or damage caused by Lessor or Lessor's agents, employees or contractors alone excepted. Lessee agrees to remove in personal property from the Premises at the expiration or prior termination of this Lease.

10.  Destruction of or Damage to Premises.  If Premises are totally destroyed by
     ------------------------------------
     storm, fire, lightning, earthquake or other casualty, this Lease shall terminate as of the date of such destruction, and rental shall be accounted for as between Lessor and Lessee as of that date. If Premises are damaged, but not wholly destroyed by any of such casualties, rental shall abate in such proportion as use of Premises has been destroyed, and Lessor shall restore Premises to substantially the same conditions as before damage as speedily as practicable, whereupon full rental shall recommence; provided further, however, that if the damage shall be so extensive that the same cannot be reasonably repaired and restored within six (6) months from date of the casualty, then either Lessor or Lessee may cancel this Lease by giving written notice to the other party within thirty (30) days from the date of such casualty. In the event of such cancellation, rental shall be apportioned and paid up to the date of such casualty.

11.  Indemnity.  Lessee agrees to indemnify and save harmless the Lessor against
     ---------
     all claims for injuries to persons or damages to property by reason of the use or occupancy of the Premises, the improvements on the Premises or the failure or cessation of services to the Premises, and all expenses incurred by Lessor because of such injuries or occupancy, including reasonable attorneys' fees and court costs. Notwithstanding the foregoing, nothing herein shall require Lessee to indemnify or save Lessor harmless from claims arising from the negligence or willful misconduct of Lessor or Lessor's agents, employees or contractors.

12.  Governmental Orders.  Lessee agrees, at its own expense, to promptly comply
     -------------------
     with all requirements of any legally constituted public authority made necessary by reason of Lessee's use or occupancy of Premises or operation of its business. Notwithstanding the foregoing, nothing herein shall require Lessee to make any alterations or improvements of a structural or capital nature in order for the Premises to comply with applicable laws unless such alterations or improvements are required due to Lessee's particular use of the Premises (as opposed to office and warehouse uses generally) or Lessee's voluntary making of alterations to the Premises. Lessor agrees to promptly comply with any such requirements if not made necessary by reason of Lessee's occupancy or operation of the Premises.

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13.  Condemnation.  If the whole of the Premises, or such portion thereof as
     ------------
     will make Premises unusable for the purpose herein leased, shall be condemned by any legally constituted authority for any public use or purpose, or sold under threat of condemnation, then, in any of said events the term hereby granted shall cease from the time when possession or ownership thereof is taken by public authorities and rental shall be accounted for as between Lessor and Lessee as of that date. Such termination, however, shall be without prejudice to the rights of either Lessor or Lessee to recover compensation and damage caused by condemnation from the condemnor. It is further understood and agreed that neither the Lessee, nor Lessor, shall have any rights in any award made to the other by any condemnation.

14.  Assignment.  Lessee may not assign this Lease, or any interest thereunder,
     ----------
     or sublet the Premises in whole or in part without the prior express written consent of Lessor, which consent shall not be unreasonably withheld or delayed and without giving prior written notice to Lessor of intent to assign or sublease. Subtenants or assignees shall become liable directly to Lessor for all obligations of Lessee hereunder, without relieving Lessee's liability. Lessee agrees not to assign or sublease Premises to any one who will create a nuisance or trespass, nor use the Premises for any illegal purpose; nor in violation of any valid regulations of any governmental body; nor in any manner to vitiate the insurance. upon any such sublease or assignment, Lessee shall provide Lessor with copies of any and all documents pertaining to such sublease or assignment. See Addendum Paragraph 40.

15.  Hazardous Substances.  Lessee will not use or suffer the use (by Lessee or
     --------------------
     Lessee's agents, employees or invitees), of the premises as a landfill or as a dump for garbage or refuse, or as a site for storage, treatment, or disposal of hazardous wastes, hazardous substances, or toxic substances (defined as "hazardous waste" or hazardous substance under Section 1004 of the Federal Conservation and Recovery Act, 42 U.S.C. (S) 6801 et seq., or
     Section 101 of the Comprehensive Environmental Responses, Compensation, and Liability Act, 42 U.S.C. (S) 9601 et seq. or under any other applicable laws); Lessee shall not cause hazardous or toxic waste, contaminants, asbestos, oil, radioactive or other material, the removal of which is required or the maintenance or storage of which is prohibited, regulated, or penalized by any local, state, or federal agency, authority, or governmental unit, to be brought onto the Premises or if so brought or found located thereon, shall cause the same to be immediately removed, unless same complies with all applicable laws, and Lessee's obligation to so remove shall survive the termination of this Lease; Lessee will not use or suffer the use of the Premises in any manner other than in full compliance with all applicable federal, state and local environmental laws and regulations; Lessor warrants and represents that it has not received any notice from a governmental agency for violation of any environmental laws and regulations and, if such notice is received, it immediately shall notify Lessee orally and in writing; Lessee shall indemnify, defend, and hold Lessor harmless from and against any and all costs, damages, and expenses (including, without limitation, environmental compliance or response costs, costs for all remedial action and/or damage to third parties, reasonable attorneys' fees and court costs at both trial and appellate levels, and damages for business interruption and any lost profits) resulting, directly or indirectly, from any environmental contamination of the Premises caused by Lessee, its agents, employees or invitees or any misstatement or misrepresentation of facts concerning the matters recited in this paragraph. See Addendum Paragraph 41.

16.  Removal of Fixtures.  Lessee may (if not in default hereunder) prior to the
     -------------------
     expiration of this Lease, or any extension hereof, remove all fixtures and equipment which Lessee has placed in Premises, provided Lessee repairs all damages to Premises caused by such removal. Provided, however, Lessee shall not remove, under any circumstances, the following: heating, ventilating, air conditioning, plumbing, electrical and lighting systems and fixtures or dock levelers. In the event this Lease is terminated for any reason, any property remaining in or upon the Premises may be deemed to become property of the Lessor and Lessor may dispose of same as it deems proper with no liability to Lessor and no obligation to Lessee.

17.  Default; Remedies.  It is mutually agreed that in the event:  (A) the rent
     -----------------
     herein reserved is not paid at the time and place when and where due and lessee fails to pay said rent within ten (10) days after written demand from Lessor; (B) the Premises shall be deserted or vacated for more than thirty (30) consecutive days without Lessor's prior written consent; (C) the Lessee shall fail to comply with any term, provision, condition, or covenant of this Lease, other than the payment of rent, and shall not cure such failure within twenty (20) days after notice to the Lessee of such failure to comply, provided that Lessee shall not be deemed to be in default under this Paragraph 17 if such default is incapable of cure within said period and Lessee has commenced to complete the cure of such default within said twenty (20) day peirod and is proceeding diligently; (D) Lessee causes any lien to be placed against the Premises and does not cure same within twenty (20) days after notice from Lessor to Lessee demanding cure, if any of such events, Lessor shall have the option at once, or during continuance of such default or condition to do any of the following, in addition to, and not in limitation of any other remedy permitted by law or by this Lease:

          (1) Terminate this Lease, in which event Lessee shall immediately surrender the Premises to Lessor. Lessee agrees to indemnify Lessor for all loss, damage and expense which Lessor may suffer by reason of such termination, whether through inability to relet the Premises, through decrease in rent, through incurring court costs, actual attorneys' fees or other costs in enforcing this provision or otherwise;

          (2) Lessor, as Lessee's agent, without terminating this Lease, may terminate Lessee's right of possession, and, at Lessor's option, enter upon and rent Premises at the best price obtainable by reasonable effort, without advertisement and by private negotiations and for any term Lessor deems proper. Lessee shall be liable to Lessor for the deficiency, if any, between Lessee's rent hereunder and the price obtained by Lessor on reletting and for any damage, actual attorneys' fees or expenses incurred by Lessor in enforcing its rights under this provision.

          (3) Lessor also retains the right to apply for and obtain a dispossessory action against Lessee and to hold Lessee liable for all costs incident to seeking such dispossessory action, including actual attorneys' fees and court costs.

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          Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedies herein provided or any other remedies provided by law. Lessor shall have the duty to mitigate any possible damages which may be incurred pursuant to any such default by Lessee except in the event Lessee deserts or vacates the Premises beyond the time period described above without prior notification to Lessor. Any notice in this provision may be given by Lessor or its attorney.

18.  Entry for Carding, Etc.  Lessor may card Premises "For Lease" or "For Sale"
     -----------------------
     ninety (90) days before the termination of this Lease. Lessor may enter the Premises at reasonable hours during the term of this Lease to exhibit same to prospective purchasers or tenants and to make repairs required of Lessor under the terms hereof, or to make repairs to Lessor's adjoining property, if any.

19.  Effects of Termination of Lease.  No termination of this Lease prior to the
     -------------------------------
     normal ending thereof, by lapse of time or otherwise, shall affect Lessor's right to collect rent for the period prior to termination thereof.

20.  No Estate in Land.  This contract shall create the relationship of landlord
     -----------------
     and tenant between Lessor and Lessee; no estate shall pass out of Lessor; Lessee has only a possessory interest, not subject to levy and sale, and not assignable by Lessee except as provided in Paragraph 14 above.

21.  Holding Over.  If Lessee remains in possession of Premises after expiration
     ------------
     of the term hereof, with Lessor's acquiescence and without any express agreement of parties, Lessee shall be a month-to-month tenant upon all the same terms and conditions as contained in this Lease, except that the rental rate shall become one and one-half times the amount in effect at the end of said term of this Lease; and there shall be no renewal of this Lease by operation of law. Such month-to-month tenancy shall only require thirty
     (30) days notice by either party to the other to terminate such tenancy and Lessee's right of possession.

22.  Rights Cumulative.  All rights, powers and privileges conferred hereunder
     -----------------
     upon parties hereto shall be cumulative but not restrictive to those given by law.

23.  Notices.  Any notice given pursuant to this Lease shall be in writing and
     -------
     sent by certified mail, return receipt requested, or by reputable overnight courier to:

          (a) Lessor in care of Stone Mountain Industrial Park, Inc., 5830 E. Ponce DeLeon Avenue, Stone Mountain, Georgia 30083, or such other address as Lessor may hereafter designate in writing to Lessee.

          (b) Lessee in care of Custom Chrome, Inc., Attention: R. Steven Fisk, 16100 Jacqueline Court, Morgan Hill, CA 95037, or such other address as Lessee may hereafter designate in writing to Lessor.

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          Any notice sent in the manner set forth above shall be deemed sufficiently given for all purposes hereunder on the day said notice is deposited in the mail or with the courier.

24.  Waiver of Rights.  No failure of Lessor to exercise any power given Lessor
     ----------------
     hereunder, or to insist upon strict compliance by Lessee with its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Lessor's right to demand exact compliance with the terms hereof.

25.  Time of Essence.  Time is of the essence in this Lease.
     ---------------

26.  Definitions.  "Lessor" as used in this Lease shall include Lessor, its
     -----------
     heirs, representatives, assigns, and successors in title to the Premises. "Lessee" shall include Lessee, its heirs and representatives, successors, and if this Lease shall be validly assigned or sublet, shall include also Lessee's assignees or sub-lessees, as to Premises covered by such assignment or sublease. "Lessor" and "Lessee" include male and female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

27.  Exterior Signs.  Lessee is given permission to erect its customary sign
     --------------
     used to identify itself on the front entrance glass of the Premises provided any such sign by Lessee shall be subject to and in conformity with all applicable laws, zoning ordinances and building restrictions or covenants of record and must be approved by Lessor, based on the scaled drawing provided by Lessee, before installation. In the event a sign is erected by Lessee without Lessor's consent, Lessor shall have the right to remove said sign and charge the cost of such removal to Lessee as additional rent hereunder. Except upon prior written consent from Lessor, in no event shall Lessee utilize any portable of vehicular signs at the Premises. On or before termination of this Lease, Lessee shall remove any sign thus erected, and shall repair any damage or disfigurement, and close any holes, caused by such removal.

28.  Ad Valorem Taxes.  Lessee herein is leasing 60,600 square feet of a 150,233
     ----------------
     square foot building. Lessor will pay all ad valorem taxes levied against the full 150,233 square foot building each year of the Lease term or any renewal hereof and Lessee will be responsible for reimbursement of certain taxes paid in the following manner. Commencing in the year 1998 and during each remaining year of the Lease term herein granted, or any renewal hereof, Lessee, as additional rent, shall reimburse Lessor for all sums paid by Lessor for the above ad valorem taxes, pro rata, based on the square footage occupied by the Lessee, in the 150,233 square foot building in excess of the total amount of ad valorem taxes payable for the year 1997. Upon being notified by Lessor of said pro rata amount of ad valorem taxes, Lessee will remit same to Lessor within thirty (30) days in the same manner as rent. A per diem apportionment shall apply for any year within the term of this Lease which is less than twelve (12) full months. See Addendum Paragraph 42.

29.  Use of Premises and Insurance.  (A)  Premises shall be used for storage and
     -----------------------------
     distribution and related office purposes. Premises shall not be used for any illegal purposes, nor in any manner to create any nuisance or trespass, nor in any manner to vitiate the insurance, based on the above purposes for which the Premises are leased.

          (B) Lessee herein is leasing 60,600 square feet of a 150,233 square foot building. Lessor will carry, at Lessor's expense, "All Risk" Insurance Coverage on the full 150,233 square foot building in an amount not less than $3,390,000 or the full insurable value, if greater. The term "full insurable value" shall mean the actual replacement cost, excluding foundation and excavation costs, as determined by Lessor. Commencing in the year 1998 and during each remaining year of the Lease term herein granted, or any renewal hereof, Lessee, as additional rent, shall reimburse Lessor for all sums paid by Lessor for the above coverage, pro rata, based on the square footage occupied by the Lessee in the 150,233 square foot building in excess of the annual premium for said coverage for the year 1997, (provided, however, that Lessee's cost for said insurance shall not increase more than 3% per annum) unless such increases shall result of the occupancy or use by any other tenant in the building, in which case Lessee shall have no obligation to pay any portion of such increase. However, if such increases are the result of the occupancy or use of Lessee or of the occupancy or use by any sub-tenant or assignee of Lessee, Lessee shall be responsible for the increase on the entire building. Upon being notified by Lessor of said increased sums, Lessee will remit to Lessor said amount within thirty (30) days. A per diem apportionment shall apply for any year within the term of this Lease which is less than twelve (12) full months.

          (C) Lessee will carry, at Lessee's own expense, insurance coverage on all equipment, inventory, fixtures, furniture, appliances and other personal property on the Premises.

          (D) Lessee shall procure, maintain and keep in full force and effect at all times during the term of this Lease and any renewal hereof, comprehensive public liability insurance protecting Lessor and Lessee against all claims and demands for injury to, or death of, persons, or damage to property which may be claimed to have occurred upon the Premises in an amount not less than $2,000,000.00, per occurrence of coverage for injury (including death) to one or more persons attributable to a single occurrence and for property damage.

          To the fullest extent permitted by law, Lessor and Lessee each waives all right of recovery against the other for, and agrees to release the other from liability for, loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage. This provision is intended to waive fully, and for the benefit of each party, any rights and/or claims which might give rise to a right of subrogation in favor of any insurance carrier. The insurance coverage obtained by each party pursuant to this Lease shall include, without limitation, a waiver or subrogation by the carrier which conforms to the provisions of this paragraph.

          All insurance provided for in this Lease shall be effected under enforceable policies issued by insurers of recognized responsibility licensed to do business in the state where the Premises are located. At least 15 days prior to the expiration date of any policy procured by Lessee, a certificate of the original renewal policy for such insurance shall be delivered by the

     Lessee to the Lessor. Within 15 days after the premium on any such policy shall become due and payable, the Lessor shall be furnished with satisfactory evidence of its payment. The original policy or policies shall be delivered to Lessor at the commencement of this Lease.

          If the Lessee provides any insurance required by this Lease in the form of a blanket policy, the Lessee shall furnish satisfactory proof that such blanket policy complies in all respects with the provisions of this Lease, and that the coverage thereunder is at least equal to the coverage which would be provided under a separate policy covering only the Premises.

          If the Lessor so requires, the policies of insurance provided for shall be payable to the holder of any mortgage, as the interest of such holder may appear, pursuant to a standard mortgage clause. All such policies shall, to the extent obtainable provide that any loss shall be payable to the Lessor or to the holder of any mortgage notwithstanding any act or negligence of the lessee which might otherwise result in forfeiture of such insurance. All such policies shall, to the extent obtainable, contain an agreement by the insurers that such policies shall not be canceled without at least thirty days prior written notice to the Lessor and to the holder of any mortgage to whom loss hereunder may be payable.

30.  Additional Charges.  In addition to rent, Lessee shall pay monthly in
     ------------------
     advance concurrent with rental payments, all applicable State and Local Sales Tax on all sums due under this Lease.

31.  Radon Gas.  Radon is a naturally occurring radioactive gas that, when it
     ---------
     has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

32.  Grounds and Common Area Maintenance.  Notwithstanding the provisions of
     -----------------------------------
     Paragraph 6 herein above, Lessor shall provide all material, equipment and labor for exterior landscape and grounds maintenance for the Premises including mowing, mulching, weeding, fertilizing, insecticiding, pruning, routine replacement of trees and shrubbery, and other landscaping, drainage, and irrigation system maintenance. Lessor will also provide landscaping and maintenance for right-of-way areas, and the common irrigation and storm water management systems which serve the Premises and Westside Industrial park ("common area maintenance").

33.  Water and Sewer Bills.  The building of which the Premises are a part is
     ---------------------
     served by one main water service and meter. Lessor will promptly pay all bills for water and sewer service to the building, including charges for monitoring, maintenance, and repair of water pumps, backflow devices, etc. serving the building. Lessor shall invoice Lessee monthly for Lessee's share of such water and sewer charges based on Lessee's portion of the leased space in building, and Lessee shall promptly pay said invoices. If Lessee's consumption of water is increased by "non-domestic" manufacturing, processing, or other uses, exclusive of "domestic" uses such as office, restroom, drinking fountain, or is increased by "domestic" uses arising form occupancy by more than on person per 2,000 sq. ft. of leased floor area, Lessee's share of water billed shall take such extra uses into account. Conversely, if water use by any other occupant of the building is increased by such "non-domestic" use or "domestic" uses arising from occupancy exceeding on person per 2,000 sq. ft. of leased floor area, such other occupant's billing shall take such extra use into account.

     Attached hereto and incorporated herein by reference are the following:

     Addendum to Lease
     Exhibit "A" - Legal Description
     Exhibit "B" - Floor Plan
     Exhibit "C" - Building Specifications
     Exhibit "D" - Expansion Space

          THIS LEASE contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein, shall be of any force or effect.

          If any term, covenant or condition of this Lease or the application thereof to any person, entity or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons, entities or circumstances other than those which or to which used may be held invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition of this Lease shall be valid and enforceable to the fullest extent permitted by law.

          IN WITNESS WHEREOF, the parties have hereunto set their hands and seals, the day and year first above written.

     Signed, sealed, and delivered       Stone Mountain Industrial Park, Inc.
     in the presence of:                 A Georgia Corporation


     /s/ Linda G. Lawson                 By: /s/ Michael G. Kerman
     -------------------                     ---------------------
     Witness                                 Title:  Vice President

                                         LESSOR    (Corp. Seal)

     Signed, sealed and delivered            Custom Chrome, Inc.
     in the presence of:                     A Delaware Corporation


     /s/ Ignatius J. Panzica             By: /s/ R. Steven Fisk
     -----------------------                 ------------------
     Witness                                 Title:  Senior Vice President

                                         LESSEE    (Corp. Seal)

                                  ADDENDUM TO
                                LEASE AGREEMENT
                            DATED February 11, 1997
            BETWEEN STONE MOUNTAIN INDUSTRIAL PARK, INC. ("LESSOR")
                                      AND
                        CUSTOM CHROME, INC. ("LESSEE")

     This Addendum to Lease Agreement ("Addendum") is attached to, and modifies and supplements, the Lease Agreement referenced above. Unless otherwise defined herein, capitalized terms used in this Addendum have the meanings given them in the Lease. Where the provisions of this Addendum conflict with the provisions of the Lease, this Addendum shall control.

34.  Schedule of Rents.  Lessee shall pay to Lessor promptly on the first day of
     -----------------
     each month during the term of this Lease, in advance and without demand or
                                                                      ------
     offset:

     (a)  $19,965.00 per month from May 1, 1997 through October 31, 1998
     (b)  $20,269.00 per month from November 1, 1998 through April 30, 2002

     Notwithstanding the foregoing rental schedule and the provisions of Paragraph 3 of this Lease, in the event that Lessor's work described in Paragraph 35 below shall not be substantially completed on May 1, 1997 (subject only to "punchlist" items which, by their nature, will not interfere with the use and enjoyment of the Premises for Lessee's intended purpose), then the rent set forth above and all other monetary charges hereunder shall be abated until such work in the Premises shall have been substantially completed.

35.  Lessor's Work.  Lessor at its expense shall complete the Premises pursuant
     -------------
     to the floor plan and specifications attached hereto.

36.  Warranty of  Construction.  Lessor shall warrant all workmanship and
     -------------------------
     material for one (1) year from the commencement of the term of this Lease. If and to the extent any manufacturer's or contractor's warranty for building systems may be applicable beyond the period of Lessor's one-year warranty, Lessor agrees to enforce such warranty against the issuer thereof.

37.  Access.  Lessee shall be allowed access to the Premises fifteen (15) days
     ------
     after the full execution of this lease for the purpose of installing Lessee's racking and equipment.

38.  Mortgagee's Rights.  Lessor warrants that no mortgage currently encumbers
     ------------------
     the Premises. Lessor agrees to request from the holder of any such mortgage hereafter made by Lessor that such holder execute and deliver to Lessee a subordination and non-disturbance agreement between such holder and Lessee, acceptable to Lessee in the exercise of good faith and reasonable discretion. The effective subordination of this Lease to any existing or future mortgages, deeds of trust, other security interest or leases shall be subject to the fulfillment of the conditions precedent that
     (i) the holder of such mortgage or other lien on the Premises shall first have agreed in writing that so long as Lessee is not in default, the Lease shall not be

                               Addendum - Page 1
     terminated by foreclosure or sale pursuant to the terms of such mortgage or lien; and (ii) such subordination shall not otherwise restrict or limit the rights or increase the obligations of Lessee under this Lease.

39.  Repairs by Lessor.  Except as may be caused by the willful act or the
     -----------------
     negligence of Lessee or Lessee's agents, employees or invitees, and is not covered by insurance maintained by Lessor, Lessor shall, at Lessor's sole cost and expense, maintain in good condition and repair in a prompt and diligent manner (i) all portion of the building which are not a part of the Premises, including but not limited to all elevators, electrical, mechanical, plumbing, sewage, heating, ventilating and air conditioning systems serving the Premises and the building; (ii) all portions of the roof, roof structures and supports, and all structural portions of the Premises, including but not limited to, the foundation and structural supports, exterior and load bearing walls, subfloors and floors (but not floor coverings), gutters, downspouts and exterior doors; (iii) all utilities to the Premises; (iv) all driveways, sidewalks, parking areas and all other common areas and facilities thereof', and (v) all defects in the Premises as well as damage to the Premises caused by the willful act or the negligence of the Lessor or its agents.

40.  Assignment.  If Lessee shall assign, sublease or otherwise transfer all or
     ----------
     any portion of the Premises, Lessor and Lessee shall evenly divide any rent or other consideration paid to Lessee in connection with such assignment, sublease or other transfer which is in excess of the base rent due under this Lease, after first deducting out for the Lessee's account the cost of
     (i) broker's commissions paid by Lessee with regard to the transfer; (ii) legal fees; (iii) the cost of improvements made to the subleased premises by Lessee at Lessee's expense for the purpose of subletting; (iv) the unamortized portions of improvements made in the subleased area by Lessee for Lessee's use during the original tenancy; (v) all rent paid by Lessee to Lessor while the Premises were vacant prior to such subletting; and (vi) any other expenses incurred by Lessee in effectuating the subletting.

41.  Hazardous Substances.  Lessor shall not cause or allow any of its
     --------------------
     employees, agents, customers, visitors, invitees, licensees, contractors, assignees or other tenants (collectively "Lessor's Parties") to cause any hazardous materials to be used, generated, stored or disposed of, on or about the Premises, the building or the surrounding property, unless same complies with all applicable laws. To the extent such hazardous materials are present in violation of such laws, Lessor shall immediately provide Lessee with notice of such fact. Lessee may, at Lessee's sole choice, either: (i) treat such a condition as a breach of this Lease by Lessor; or
     (ii) require Lessor, at its sole expense, to comply with all laws regarding the use, storage, generation or removal of hazardous materials in, on or under the Premises. Lessee shall have the right at its sole expense at all reasonable times to conduct tests and investigations to determine whether Lessor is in compliance with the foregoing provisions. Lessor shall indemnify, defend by counsel acceptable to Lessee, protect and hold Lessee harmless from and against all liabilities, losses, costs and expenses, demands, causes of action, claims or judgments directly or indirectly arising out of the use, generation, storage or disposal of hazardous materials by Lessor or any of Lessor's Parties. Lessor's and Lessee's obligations

                            Addendum - Page 2
     pursuant to the foregoing indemnity, and the indemnity contained in Paragraph 15 above, respectively, shall survive the termination of this Lease.

42.  Ad Valorem Taxes.  The following shall not constitute real property taxes
     ----------------
     for the purposes of this Lease, and nothing contained herein shall be deemed to require Lessee to pay any of the following: (i) any state, local, federal, personal or corporate income tax measured by the income of Lessor; (ii) any estate, inheritance taxes, or gross rental receipts tax;
     (iii) any franchise, succession or transfer taxes; (iv) interest on taxes or penalties resulting from Lessor's failure to pay taxes; (v) any increases in taxes attributable to additional improvements to the building unless such improvements are constructed for Lessee's sole benefit; (vi) any increases in taxes attributable to the sale of the building, property or the Premises; (vii) any assessments for public improvements; (viii) real estate taxes resulting from over standard improvements made by other tenants; or (ix) any taxes which are essentially payments to a governmental agency for the right to make improvements to the building or surrounding area.

43.  Expansion.  Provided that Lessee is not in default hereunder and that
     ---------
     Lessee has not sublet the Premises or assigned this Lease or its rights hereunder, Lessee shall have the option to expand into a larger available facility at Westside Industrial Park owned by Stone Mountain Industrial Park, Inc. at any time during this Lease, and this Lease shall terminate upon the commencement date of the lease for such larger facility.

44.  Right of First Owner.  Provided that Lessee is not in default hereunder and
     --------------------
     provided that Lessee has not sublet the Premises or assigned this Lease or its rights hereunder, during the first twelve (12) months of the term Lessee shall have a "right of first offer" for the Expansion Area adjacent to the Premises, consisting of approximately 10,000 square feet, as more particularly shown on Exhibit "D" attached hereto, on the terms and conditions of this paragraph. If Lessor desires to offer the Expansion Space for lease, Lessor will deliver to Lessee a written notice specifying the terms of the offer. Lessee will then have five (5) business days from the delivery of such notice to accept the offer in writing to lease the identical space as contained in the offer in accordance with terms of the offer. Lessor and Lessee shall promptly enter into an amendment to this Lease, incorporating the rental terms contained in Lessor's notice with respect to the Additional Space, and adjusting other matters dependent upon the size of the new premises, such as Lessee's share of the common area expenses, ad valorem taxes and insurance premium payments. If Lessee fails to accept or rejects the offer within the 5-day period, Lessor will be entitled to lease the space on substantially the same terms stated in the notice to Lessee; provided, however, that if Lessor proposes to lease the Additional Space on more favorable terms to a third-party, Lessor will again re-offer the Additional Space to Lessee on such terms and Lessee shall respond to such offer in the time period provided above. If Lessor does lease the space, the right granted Lessee in this paragraph will automatically terminate. However, if Lessor does not lease the space, the space will not subsequently be leased without Lessor's compliance with this paragraph. Time is of the essence of this Lease.

                               Addendum - Page 3

45.  Renewal Option.  Provided that Lessee is not in default hereunder beyond
     --------------
     any applicable cure period, and provided that Lessee has not sublet or assigned this Lease or its rights hereunder, except to an affiliate of Lessee, at the expiration of the initial lease term Lessee shall have the one time option to extend this Lease for an additional five (5) year term under the same terms and conditions herein set forth, except that the Base Rent for the renewal term shall be $20,269, plus an increase equal to the same percentage which the Consumer Price Index shall have increased from the month immediately preceding the commencement date of the initial lease term to the month of immediately preceding the commencement date for the five-year renewal term. "Consumer Price Index," as used herein, shall mean "The Consumer Price Index for All Urban Consumers (CPI-U), All Items, U.S. City Average (1982-1984 equals 100), published by the United States Department of Labor, Bureau of Labor Statistics." In the event the Consumer Price Index referenced herein is discontinued, the parties shall accept comparable statistics on the purchasing power of the consumer's dollar as published at the time of said discontinuation by a responsible periodical or recognized authority to be chosen by the parties. Lessee shall provide Lessor with not less than 180 days advance written notice of Lessee's intent to renew the Lease.

46.  Covenants, Conditions and Restrictions.  Lessor hereby represents and
     --------------------------------------
     warrants to Lessee that (i) the aforesaid Declaration of Covenants, Restrictions and Easements for Westside Industrial Park is dated July 28, 1994, and recorded in O.R. Book 7904, Page 1708, Official Records of Duval County, Florida (the "CC&Rs"), (ii) the CC&R's have not been amended or modified in any manner, (iii) the CC&Rs are in full force and effect and neither Lessor nor the Declarant is in default thereunder; (iv) Lessor knows of no claims or defenses or circumstances which, with the passage of time, would lead to claims or defenses by Declarant against Lessor; and (v) this Lease does not violate any provision of the CC&R's.

                               Addendum - Page 4

                               LEGAL DESCRIPTION

                                    BLDG. 5

                           WESTSIDE INDUSTRIAL PARK


     A parcel of land situated in Section 35, Township 1 South, Range 25 East, Duval County Florida, being a portion of Unit 1, Westside Industrial Park Subdivision as recorded in Plat Book 46, page 84A-E of the Public Records of Duval County, Florida, and being more particularly described as follows:

     In order to find the TRUE POINT OF BEGINNING, begin at the point of intersection of the northern right of way of Pritchard Road (100 ft. r/w) and the western right of way of Imeson Road (80 ft. r/w); running thence along the northern right of way of Pritchard Road (100 ft. r/w) S 87 degrees 51'21" W a distance of 226.67 feet to a point and the TRUE POINT OF BEGINNING; running thence along said right of way S 87 degrees 51'00" W a distance of 693.01 feet to a point; running thence and leaving said right of way N 0 degrees 00'00" E a distance of 572.13 feet to a point lying on the southern right of way of Westside Industrial Drive (variable r/w); running thence along said right of way and a curve to the left (said curve having a chord bearing of S 81 degrees 24'13" E, a chord distance of 222.06 feet, and a radius of 742.91 feet) an arc distance of 222.89 feet to a point; running thence along said right of way N 90 degrees 00'00" E a distance of 433.47 feet to a point; running thence along said right of way S 0 degrees 00'00" E a distance of 30.00 feet to a point; running thence along said right of way and a curve to the right (said curve having a chord bearing of S 86 degrees 05'36" E, a chord distance of 39.52 feet, and a radius of 290.00 feet) an arc distance of 39.55 feet to a point; running thence and leaving said right of way S 0 degrees 00'00" E a distance of 480.25 feet to a point and the TRUE POINT OF BEGINNING.

     Said tract or parcel contains 8.4 acres and is more fully shown on that Site Plan of Building 5 for Pattillo Construction Co., prepared by Jason R. Houston, dated 6/25/96.

                                   Exhibit A

Custom Chrome, Inc.
February 11, 1997


                           WESTSIDE INDUSTRIAL PARK
                   BUILDING SPECIFICATIONS - BUILDING NO. 5
                              CUSTOM CHROME, INC.


GENERAL FACILITY DESCRIPTION
----------------------------

(a)  LOCATION:           Building No. 5, Westside Industrial Drive, Westside
                         Industrial Park, Jacksonville, Florida.

(b)  SIZE & OVERALL
     DIMENSIONS:         Approximately 60,600 sq. ft. including 1,000+ sq. ft.
                                                                     -
                         of office area with 24' minimum ceiling clearance and 50' x 40' interior column spacing.

(c)  OFFICE:             Approximately 1,000 + sq. ft. of centrally heated and
                         air-conditioned office area to be construction at the dock door area.Offices will be built according to a Floor Plan to be prepared by Pattilloand mutually approved by Custom Chrome, Inc. and Pattillo. (See
                         Office Area Design & Finishes section for additional detail).

(d)  GENERAL
     CONDITIONS:         Cost of design, supervision, permits, fees, meters,
                         utilities, and other expenses to construction are included. All work will be performed in a professional manner by Pattillo Construction Corporation in accordance with the applicable laws and regulations in effect in Duval County and the State of Florida.
                         Special water, sewer, environmental or other permits that may be related to Lessee's particular processes, operations, or. emissions are not included.

SITE WORK
---------

(a)  LANDSCAPE, DRAINAGE,
     & IRRIGATION:       All surface water drains away from the building. A
                         architect has designed landscaping for the premises, which will be installed in accordance with overall standards for Westside Industrial Park.

                                   Exhibit C

Custom Chrome, Inc.
Westside Industrial Park - Building No. 5
February 11, 1997
Page Two


(b)  AUTOMOBILE
     PARKING: Fifteen (15) parking spaces will be stripped in the all concrete truck court area near the office entrance. Additional parking spaces, paved with asphalt, along with curb and gutter will provided at the front of the facility.

(c)  TRUCK AREAS &
     ACCESS DRIVES:      The 240' x 120' deep truck court area and all drives
                         are paved with 6" of concrete rated at 3,000 PSI.

(d)  CURB & GUTTER:      Poured with 3,000 PSI concrete 18" x 6".

(e)  SIGNS & STRIPING:   Parking areas will receive single line painted striping
                         and handicap signs.

(f)  DRIVE-IN:           A concrete ramp will be constructed to allow drive-in
                         access through a 10' x 10' truck door.

CONCRETE
--------

(a)  FOUNDATIONS:        All footings have been designed for 3,000 PSF soil
                         bearing pressure and are constructed of 3,000 PSI concrete with rebar matting.

(b)  SLAB ON GRADE:

     (1) Five inch (5") thick 3,000 PSI concrete reinforced with synthetic fibers. The surface will be steel trowel finished and floors will be chemically cured and hardened with "Lapidolith". Subgrade will be chemically treated for termite protection. Caulking of floor joints is excluded.

     (2) Column isolation joint will be non-keyed, diamond or round formed with asphalt impregnated felt.

     (3) Expansion joints at slab perimeter with asphalt impregnated fiberboard, 5/8" thick.

     (4)  Control joints saw cut, 1/4 of slab depth, 1/8" wide, bisect bays.

     (5)  Construction joints will have smooth dowels every 18" on center.

                                   Exhibit C

Custom Chrome, Inc.
Westside Industrial Park - Building No. 5
February 11, 1997
Page Three



(c)  DOCK CANOPIES:    Eighteen (18) poured in place concrete canopies, one over
                       each dock door opening.

(d)  EXTERIOR
     STAIRWAYS:        Concrete stairway lead from warehouse area to truck
                       court.

(e)  EXCLUDED:         Striping, caulking, granular fill.

MASONRY
-------

(a)  EXTERIOR WALLS:   Exterior walls will be four inch brick backed with eight
                       inch (8") concrete masonry unit.

(b)  INTERIOR WALLS:   Interior warehouse/office and demising walls will be
                       constructed with concrete masonry unit (12" x 8" x 16").
                       Control joints will be filled with one layer 5/8" thick asphalt impregnated felt.

STRUCTURAL SYSTEM/METALS
------------------------

(a)  STRUCTURAL STEEL: Structural steel beams, columns and joists (column spacing 50' x 40') including perimeter beams at the eave line and wind columns as required. The structural steel frame is designed for a dead load of 25 lbs. per square foot and a live load of 20 lbs. per square foot.

(b)  STEEL JOISTS:     Designed for dead load of 25 lbs. per square foot and
                       live load of 20 lbs. per square foot and Seismic Zone 1.
                       Bridging will be 1" x 1" x 7/76".

MOISTURE PROTECTION
-------------------

(a) The roof deck is galvanized steel deck (0.5" deep) covered with a flood coat of lightweight insulating aggregate concrete with 1" polystyrene board embedded in the flood coat along with two inches of additional insulating concrete above the polystyrene board. The insulating concrete will be covered with a 4 ply, smooth surface, fiberglass built-up roof membrane topped with light tan pea gravel. The roof system is designed to provide an "R" Factor of approximately 10 as calculated in accordance with the Energy Efficiency Code. Gutters and downspouts are shop cooled galvanized steel, 24 gauge.

                                   Exhibit C

Custom Chrome, Inc.
Westside Industrial Park - Building No. 5
February 11, 1997
Page Four



DOORS AND WINDOWS
-----------------

(a)  OVERHEAD DOCK HEIGHT TRUCK DOORS:

     (1) Fifteen (15) each 10' (w) x 10' (h) doors are to be provided at each truck door. Each truck door is a 24 gauge steel, high lift truck door with 13 gauge angle mounted track.

(b)  WOOD DOORS:         Flush, solid core, 36" x 84", 1-3/4" thickness, birch
                         veneer face, stain grade doors shall be provided for all interior office spaces.

(c)  ALUMINUM ENTRANCE DOORS AND FIXED GLASS FRAMES:

     (1) Entrance door frames will be narrow style, extruded aluminum, with electrostatically applied enamel finish in color selected by Architect/Engineer.

     (2) Fixed glass storefront framing system shall be extruded aluminum sections with electrostatically applied enamel finish in color selected by Architect/Engineer. Members will be installed with concealed fasteners.

(d)  GLASS AND GLAZING:

     (1) All exterior glass shall be reflective, 1/4 inch minimum thickness, double glazed, solar bronze, insulated. Installation will be in accordance with the recommendations of the manufacturers of the glass and glazing materials.

     (2) Interior sidelight glass (if any) will be 1/4 inch clear glazing.

     (3) The glass storefront windows located at the front of the facility will be covered with 5/8" gypsum board, painted black to restrict visibility.

(e)  FINISH HARDWARE:

     (1) Locks and latch sets will be heavy duty cylindrical case, brushed aluminum finish as manufactured by Ruswin or equal. Lever handle sets shall be installed as required by code.

     (2) Door closures will be surface mounted.

                                   Exhibit C

Custom Chrome, Inc.
Westside Industrial Park - Building No. 5
February 11, 1997
Page Five



     (3) Push, kick, and mop plates will be stainless or brushed aluminum.

     (4) Hinges shall be heavy duty, ball bearing at doors with closures, oil bearing elsewhere. On exterior hardware provide non-removable hinge pins.

     (5) Office area to be keyed separate from warehouse.

FINISHES
--------

(a)  GENERAL:

     1,000+ sq. ft. of office area will be provided per office plan.
          -

(b)  FURRING:  The 8" concrete block office/warehouse demising wall will be furred and finished with 5/8" gypsum board.

(c)  DRYWAIL:  Interior office walls and the temporary expansion wall will be constructed as follows:

     (1) Sheetrock will be 5/8 inch thickness, tapered edges, fire rated, where required. Corner beads to be metal and edge molding J type. Finished height 9' - 0" and shall be screw applied and finished with a ready mixed, all purpose joint compound. Fixture walls of toilet rooms shall receive moisture resistant gypsum board.

     (2) Standard metal studs shall be 3-5/8", 26 gauge electro-galvanized steel, cold rolled C shaped, screw type, gauge as recommended by the manufacturer for partition framing. Studs to be 24" on center.

     (3) Restrooms to have 4" x 4" ceramic tile floor to 9' - 0" ceiling height.

(d)  FLOORS:

     (1) Offices:      Carpeting with a $12.50/sq. yd. allowance or 12" x 12" x
                       1//8" vinyl composition tile as required.

     (2) Restrooms:    4" x 4" ceramic tile.

     (3) Production:   Sealed concrete floor.

                                   Exhibit C

Custom Chrome, Inc.
Westside Industrial Park - Building No. 5
February 11, 1997
Page Six



(e)  CEILINGS:      Spaces scheduled to receive acoustical tile ceiling system shall have exposed grid system, 24 inches by 48 inches, non-directional fissured mineral board, 5/8 inch thickness, square edges, exposed steel "T" runners, white painted finish. Ceiling shall be insulated with 3-1/2 inch fiberglass batts.

(f)  WAREHOUSE FINISHES:

     (1) The personnel doors and frames will be painted - two coats.

     (2) Warehouse walls and structural steel columns and beams will be painted white.

(g)  MILLWORK: Breakroom area shall be provided with base and/or wall cabinets per office design.

SPECIALTIES

(a)  TOILET PARTITIONS:  Plastic laminate (wood particle board core) with standard polish non-corrosive metal hardware (if any).

(b)  TOILET ROOM ACCESSORIES:

     (1) Brushed stainless steel toilet room accessories manufactured by Bobrick or equal shall be provided as follows:

     (2) Combination semi-recessed paper towel dispenser and waste receptacle: one each toilet room.

     (3) Mirrors: one each lavatory, sloped, handicapped type where required by Southern Building Code.

     (4) Handicapped grab bars:  one pair each toilet.

     (5) Soap dispenser:  one (1) each toilet room.

                                   Exhibit C

Custom Chrome, Inc.
Westside Industrial Park - Building No. 5
February 11, 1997
Page Seven



(c)  FIRE EXTINGUISHERS

     (1) Fire extinguishers will be provided as required by Southern Building Code in both the warehouse and office.

     (2) All fire extinguishers in finished office areas are to be located in semi-recessed enameled steel cabinets with signage.

EQUIPMENT
---------

DOCK SEALS:        Three (3) each WG402PF Frommelt shelter.

DOCK LEVELERS:     Three (3) 6' x 8' mechanical dock revelers with 16" lips and rated for 20,000 pounds will be installed.

FENCING:           To be installed as follows:

            (1) Type A Storage - Approximately 140 l.f. 12' high cyclone fence (with horizontal rails at the top and bottom of the fence) with one man door entrance.

            (2) Gated entrance area approximately 40 l.f. of 10' high fabricated gate with one man door.

PLUMBING
--------

(a) SERVICE LINES: A 2" water line with standard 2" meter connection and 6"
                   Schedule 40 PVC sewer line serve the building. All systems and fixtures will be designed in accordance with applicable Florida codes. Domestic water piping above grade will be copper. Restrooms will be provided as described under Office Area Design and Finishes and will be designed for handicapped accessibility as required by code. Surcharges or tap on fees based on water or sewage effluent quality or quantity are excluded.

(b) RESTROOMS:     Flush valve wall hung urinals and flush valve floor mounted toilets will be provided.

                                   Exhibit C

Custom Chrome, Inc.
Westside Industrial Park - Building No. 5
February 11, 1997
Page Eight



(c)  WATER COOLERS: One (1) wall mounted electric stainless steel, top barrier free electric water cooler is included in the office area. Plumbing for a second water cooler to be located at column B4 will also be provided.

(d)  SINKS:

     (1) Bathroom lavatories to be provided per plan.

     (2) Breakroom - single compartment, stainless steel sink shall be provided
         in breakroom   area.

(e)  WATER CLOSETS: Standard floor mounted, low consumption, flush valve, open front, elongated bowl, 17" rim height, white, vitreous china (handicap per code).

(f)  URINALS:       Wall mounted, low consumption, flush valve, white, vitreous china (if any).

(g)  WATER HEATER:  Electric, 25 gallon (typical) hot water will be provided to restrooms and sinks.

(h)  HOSE BIB:      Bronze or brass, integral mounting flange (if any).

FIRE PROTECTION
---------------

(a)  SPRINKLER
     SYSTEM: A complete wet sprinkler system designed and constructed to provide 0.30 gallons per minute to the most remote 3,000 square feet in accordance with N.F.P.A. Standards for a system. System shall include yard mains, hose hydrants, interior hose stations, sprinkler heads, and chrome pendant heads will be used in the finished office area. Office area to have 0. 10 gpm per sq. ft. over most remote 3,000 sq. ft. to Code.

(b)  FIRE HYDRANTS: Fire hydrants - will be provided per NFPA Standards.

                                   Exhibit C

Custom Chrome, Inc.
Westside Industrial Park - Building No. 5
February 11, 1997
Page Nine



(c)  EXCLUSION:     In-rack sprinkler, foam, etc. have not been provided for.

HVAC/MECHANICAL
---------------

(a)  NATURAL GAS:   Natural gas supply will be provided to the building with 2"-
                    5 psi entrance piping by the gas utility company.

(b)  OFFICE AREA HEAT AND COOLING:

     (1) A complete independent HVAC system shall be provided for the office areas.

     (2) The HVAC system shall be packaged by units and mounted on the roof or split systems with the condensers ground mounted. The units shall be York, Trane, Carrier or equal. System designed to provide maximum 75 degrees Fahrenheit and minimum of 72 degrees Fahrenheit.

     (3) Air distribution will be by ceiling diffusers and controls with be electric thermostats.

     (4) Exhaust fans will be provided for each restroom.

(c)  WAREHOUSE AREA
     HEAT: Suspended gas fired unit heaters will be provided. Design will maintain 70 degrees Fahrenheit at outside temperature of 29 degrees Fahrenheit.

(d)  WAREHOUSE
     VENTILATION:   48" roof mounted fans will be provided to exhaust.  Fans to draw from louvers mounted at the dock doors.

(e)  COMPRESSED
     AIR PIPING:    (1)  Approximately 390 l.f. of 1 1/2" galvanized Schedule 40 with each joint connected with plugged tee positioned upwards (per plan).

                    (2) Approximately 225 l.f. of 3/4" galvanized Schedule 40 "drop." With each joint connected with plugged tee positioned upwards (approximately every 8 l.f.)

                                   Exhibit C

Custom Chrome, Inc.
Westside Industrial Park - Building No. 5
February 11, 1997
Page Ten



ELECTRICAL
----------

(a)  MAIN
     SERVICE: 600 amp, 277/480 volt, three phase 4 wire main service with dry type transformers serving 120/208 volt loads. Secondary distribution to panels for lights, office outlets, office HVAC and other building circuitry equipment is included. Circuitry for and connection of Purchaser supplied equipment is not included except as provided below.

(b)  EMERGENCY
     LIGHTING:      Facility exits will be clearly marked and the warehouse and office will have emergency light fixtures, all according to State and local codes. Approximately 10% of all fixtures will be quartz restrike.

(c)  WAREHOUSE LIGHTING:

     (1) General warehouse lighting to be 400 watt metal halide fixtures suspended between the bar joists. Lighting will be installed pursuant to the floor plan provided by Customer Chrome to Pattillo. Said plan calls for approximately 125 fixtures.

     (2) Picking Area Lighting - Nine (9) each double tube, 81 florescent lights with reflectors will be provided at a height of 12' at the picking area (along conveyor line).

(d)  FORKLIFT
     DISCONNECT:    Three (3) each 480 volt, 30 amp, three phase disconnects for forklifts. Space will be provided for five (5) future disconnects.

(e)  EXTERIOR
     LIGHTING:      Building mounted exterior flood lights will be installed at the corners of the building and above truck loading doors.
                    Soffit lighting will highlight the front entrance. Lighting to provide 1/2 - l f.c. and to be high pressure sodium.

(f)  WAREHOUSE/MANUFACTURING OUTLETS:

     (1) Provide thirty seven (37) each, 20 amp 120 volt single phase duplex outlets pursuant to floor plan.

                                   Exhibit C

Custom Chrome, Inc.
Westside Industrial Park - Building No. 5
February 11, 1997
Page Eleven



     (2) Provide conduit and wire for seven (7) seven each, 480 volt, three phase connections pursuant to plan. (Connection by Lessee).

(g)  OFFICES:

     (1) Lighting will be 2' x 4' lay in four tube 277 volt fixtures T8 lamps with electronic ballast.

     (2) Telephone wire ways include empty outlet boxes and conduit to above finished ceiling (1 per office).

     (3) 110 Volt convenience outlets per standard (minimum 1 per office wall 12' spacing)

     (4) Ten (10) each, 110 v. duplex outlets will be provided per the office floor plan.

(h)  EXCLUDED:      Tenant supplied security and monitoring system, telephone
                    and data system wiring, monitoring of fire alarm system, and connection of owner furnished equipment.

                                   Exhibit C

                                                                      April 1997

                              MCom Wireless S.A.

                     Supplemental Due Diligence Checklist
                     ------------------------------------

In addition to the items set forth on the Legal Due Diligence Checklist for Share Purchases that was sent to our client from Lazard Freres & Co. LLC, please provide copies of all of the indicated documents or the information requested as appropriate to Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304. If you have any questions regarding this checklist please call John Roos, Jack Sheridan or Tamara G. Mattison at (415) 493-9300.

"X" = Previously provided
"H" = Provided herewith
"I" = Inapplicable

X/H/I
-----

     1. BASIC CORPORATE DOCUMENTS:
        -------------------------

[ ]     a. List of all countries and states in which the Company is doing business or contemplates undertaking business operations, either directly or through other parties, including a description of business activities carried out in each such country.

     2. SECURITIES ISSUANCES:
        --------------------

[ ]     a. Any agreements and other documentation (including related permits)
           relating to repurchases, redemptions, exchanges, conversions or similar transactions involving the Company's securities.

[ ]     b. All agreements containing preemptive rights or assigning such rights.

[ ]     c. Documents relating to any conversion, recapitalization, reorganization or significant restructuring of the Company.

     3. CORPORATE FINANCE:
        -----------------

[ ]     a. Convertible Debt Financings, if any. Copies of any indentures, securities purchase agreements, convertible securities and related documents.

[ ]     b. Lease financings, including leveraged, synthetic and other off-balance sheet transactions.

"X" = Previously provided
"H" = Provided herewith
"I" = Inapplicable

X/H/I
-----

[___]         c.  Other agreements evidencing outstanding loans to, guarantees by, letters of credit or bankers acceptances issued for the account of, repurchase agreements to maintain the solvency, net worth or economic viability of, or assure performance of any obligations by, any other person, comfort and keep-well letters and any other evidence of extension of credit or financial accommodations in respect of which the Company is directly or indirectly obligated.

[___]         d.  Interest rate cap, collar, or swap, options, commodity contracts, foreign currency exchange agreements, or any other derivative contract of any kind.


        4.    FINANCIAL INFORMATION:
              ---------------------

[___]         a.  Audited financial statements including historical quarterly financial statements (past three years).

[___]         b.  Unaudited interim financial statements including historical quarterly financial statements (past three years).

[___]         c.  Information on all planned acquisitions and dispositions.


        5.    OPERATIONS:
              ----------

[___]         a.  List of major suppliers showing total and type of purchases from each supplier during the last and current fiscal years, indication of which are sole sources.

[___]         b.  List of contract manufacturers showing total and type of purchases from each contract manufacturer during the last and current fiscal years.

[___]         c.  Collaborative agreements.


        6.    SALES AND MARKETING:
              -------------------

[___]         a.  List of future products and new business areas.

"X" = Previously provided
"H" = Provided herewith
"I" = Inapplicable

X/H/I
-----

[__]      b. List of major distributors, dealers and sales representatives showing total and type of sales during the last and current fiscal years and include copies of any written agreements.

[__]      c. List of major customers showing total and type of sales during the last and current fiscal years and geographic location.


      7.  OFFICERS AND DIRECTORS:
          -----------------------
[__]      a. Founders agreements, management employment agreements and indemnification agreements, if any.

[__]      b. Description of any transactions between the Company and any
             "insider" (i.e., any officer, director, or owner of a substantial amount of the Company's securities) or any associate of an "insider" or between or involving any two or more such "insiders."

                                      -3-